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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-1A for each of our three reports each dated December 16, 2003, relating to the financial statements and financial highlights of AIM Developing Markets Fund, AIM Global Health Care Fund and AIM Libra Fund (three of the six funds constituting AIM Investment Funds), which appear in such Registration Statement. We also consent to the references to us under the heading "Other Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
August 31, 2004